UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2024

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.
Issuance of Senior Guaranteed Notes
On January 25, 2024 (the “Issue Date”), CSC Holdings, LLC (the “Issuer”), an indirect, wholly-owned subsidiary of Altice USA, Inc., issued $2,050.0 million aggregate principal amount of its 11.750% senior guaranteed notes due 2029 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulations S under the Securities Act of 1933, as amended (the “Offering”). The Notes are unsecured obligations of the Issuer and are guaranteed on a senior unsecured basis by the Guarantors (as defined in the Indenture (as defined below)). The Notes were issued pursuant to an indenture, dated as of January 25, 2024 (the “Indenture”), between, inter alios, the Issuer, the Guarantors set forth therein and Deutsche Bank Trust Company Americas, as Trustee. The Notes will bear interest at a rate of 11.750% and will pay interest semi-annually in arrears on January 31 and July 31 of each year, beginning on July 31, 2024. The Notes will mature on January 31, 2029.
Subject to certain conditions, the Issuer may, at its option, redeem up to 40% of the original principal amount of the Notes at any time prior to January 31, 2026 with the net cash proceeds of certain equity issuances at a price equal to 111.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, at any time prior to January 31, 2026, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the relevant Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to, but not including, the applicable redemption date. On and after January 31, 2026, the Issuer may redeem the Notes in whole or in part, at its option, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest to, but excluding, the date of redemption if redeemed during the 12-month period beginning on January 31 of each of the years indicated below:

Year	Percentage
2026	105.875%
2027	102.938%
2028 and thereafter	100%
The foregoing description of the Indenture governing the Notes is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.
The proceeds of the Offering will be used, together with cash on the balance sheet, to (i) refinance in full the Issuer’s outstanding term loans maturing in 2025, (ii) refinance in full the Issuer’s outstanding term loans maturing in 2026 and (iii) pay the fees, costs and expenses associated with these transactions.
Following the Issue Date, the Issuer expects to draw $750.0 million under its revolving credit facility, the proceeds of which, together with cash on the balance sheet, will be used to refinance in full the Issuer’s $750.0 million aggregate principal amount of 5.250% Senior Notes due 2024 and 5.250% Series B Senior Notes due 2024.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.

Disclaimer on Forward-looking Statements
This current report on Form 8-K contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, Altice USA expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, the Altice USA undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.2	Indenture, dated as of January 25, 2024 among, CSC Holdings, LLC as Issuer, the Guarantors set forth therein and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar.

EXHIBIT INDEX

Exhibit No.	Description
4.2	Indenture, dated as of January 25, 2024 among, CSC Holdings, LLC as Issuer, the Guarantors set forth therein and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: January 25, 2024	By:	/s/ Michael E. Olsen
Michael E. Olsen
General Counsel and Chief Corporate Responsibility Officer